                          THIRD SUPPLEMENTAL INDENTURE


         THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 28, 2003, among Jarden Corporation, formerly known as Alltrista Corporation, a Delaware corporation (the "Company"), the Guarantors (as defined in the Indenture referred to herein) and The Bank of New York, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                               W I T N E S S E T H

         WHEREAS, the Company has heretofore executed and delivered to the Trustee the Indenture dated as of January 29, 2003, among the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 8, 2003 among the Company, the Guarantors and the Trustee, and as further supplemented by the Second Supplemental Indenture dated as of May 28, 2003, among the Company, the Trustee, the Guarantors and the Guaranteeing Subsidiaries (such Guaranteeing Subsidiaries to be included with the meaning of the term the Guarantors as of the execution of the Second Supplemental Indenture) (collectively, the "Indenture"), providing for the issuance of 9 3/4% Senior Subordinated Notes due 2012 (the "Notes");

         WHEREAS, it had been the intention of the parties to the Indenture for the Indenture to be substantially similar in its terms to the Indenture dated as of April 24, 2002, among the Company and the Trustee, as supplemented by the First Supplemental Indenture dated as of May 7, 2003 among the Company, the Guarantors and the Trustee, and as further supplemented by the Second Supplemental Indenture dated as of May 28, 2003, among the Company, the Trustee, the Guarantors and the Guaranteeing Subsidiaries (such Guaranteeing Subsidiaries to be included with the meaning of the term the Guarantors as of the execution of the Second Supplemental Indenture) (collectively, the "April 24 Indenture"), providing for the issuance of 9 3/4% Senior Subordinated Notes due 2012;

         WHEREAS, the April 24 Indenture defines the Company's credit agreement as "New Senior Credit Facility" and it had been the intention of the parties to the Indenture to retain the use of the term "New Senior Credit Facility" therein;

         WHEREAS, while the Indenture uses the term "New Senior Credit Facility" throughout the agreement, Section 1.01 of the Indenture (the Definitions section) gives a definition for "Senior Credit Facility" instead;

         WHEREAS, the term "Senior Credit Facility" in the Indenture should have been defined therein as "New Senior Credit Facility", as such term is consistent with its use throughout the Indenture as well as throughout the April 24 Indenture, and the Company and the Guarantors deem this to be an immaterial inconsistency;

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Company, the Guarantors and the Trustee may amend or supplement the Indenture to cure any ambiguity, defect or inconsistency and, therefore, the Company, the Guarantors and the Trustee are authorized pursuant to Section 9.01 of the Indenture to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

         2. SECTION 1.01 OF INDENTURE. The defined term "Senior Credit Facility" in Section 1.01 of the Indenture shall be revised to read "New Senior Credit Facility." The definition of that term shall otherwise remain the same in all other respects and all references to "New Senior Credit Facility" in the Indenture shall have the meaning given such definition.

         3. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         4. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         5. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

         6. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company.

         IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

         Dated:  August 28, 2003


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

   O.W.D., INCORPORATED                                         TUPPER LAKE PLASTICS,
                                                                INCORPORATED


By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
   -------------------------------------                        -------------------------------------
   Name:  Desiree DeStefano                                     Name:  Desiree DeStefano
   Title: Vice President                                        Title: Vice President


   JARDEN CORPORATION                                           THE BANK OF NEW YORK,
                                                                as Trustee

By: /s/ Desiree DeStefano                                    By: /s/ Julie Salovitch-Miller
   -------------------------------------                        -------------------------------------
   Name:  Desiree DeStefano                                     Name:  Julie Salovitch-Miller
   Title: Senior Vice President                                 Title: Vice President


   ALLTRISTA NEWCO                                              ALLTRISTA PLASTICS
   CORPORATION                                                  CORPORATION


By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
   -------------------------------------                        -------------------------------------
   Name:  Desiree DeStefano                                     Name:  Desiree DeStefano
   Title: Vice President                                        Title: Vice President


   ALLTRISTA ZINC PRODUCTS, L.P.                                HEARTHMARK, INC.
   By: Alltrista Newco Corporation, its
          General Partner

         By: /s/ Desiree DeStefano                           By: /s/ Desiree DeStefano
            -------------------------------------               -------------------------------------
            Name:  Desiree DeStefano                            Name:  Desiree DeStefano
            Title: Vice President                               Title:  Vice President

   QUOIN CORPORATION                                            TILIA, INC.


By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
   -------------------------------------                        -------------------------------------
   Name:  Desiree DeStefano                                     Name:  Desiree DeStefano
   Title: Vice President                                        Title: Vice President


   TILIA DIRECT, INC.                                           TILIA INTERNATIONAL, INC.


By: /s/ Desiree DeStefano                                    By: /s/ Desiree DeStefano
   -------------------------------------                        -------------------------------------
   Name:  Desiree DeStefano                                     Name:  Desiree DeStefano
   Title: Vice President                                        Title: Vice President


   TRIENDA CORPORATION                                          X PROPERTIES, LLC
                                                                By: Quoin Corporation, as sole member

By: /s/ Desiree DeStefano                                           By: /s/ Desiree DeStefano
   -------------------------------------                               -------------------------------------
   Name:  Desiree DeStefano                                            Name:  Desiree DeStefano
   Title: Vice President                                               Title: Vice President


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